EXHIBIT 23.1

Independent Registered Public Accounting Firm's Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-92296) pertaining to the Stock Option Plan, as amended, of Greystone Logistics, Inc., and in the related Prospectus, by incorporation by reference of the annual report on Form 10-KSB of Greystone Logistics, Inc. for the fiscal year ended May 31, 2008, of our report dated September 15, 2008.

TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
September 15, 2008